Exhibit 99.1

Tyler Technologies Reports Earnings

for Second Quarter 2014

Earnings rise 63 percent on 21 percent revenue growth

PLANO, Texas – July 23, 2014 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2014.

Second Quarter Financial Highlights:

•	Total revenue was $124.4 million in the second quarter of 2014, up 20.6 percent from $103.1 million in the second quarter of 2013.

•	Recurring software revenue from maintenance and subscriptions was $72.9 million for the quarter, an increase of 20.5 percent compared to the second quarter of 2013, and comprised 58.6 percent of second quarter 2014 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $576,000 compared to $687,000 for the second quarter of 2013.

•	Operating income for the quarter was $23.6 million, an increase of 53.9 percent from the second quarter of 2013.

•	Net income for the quarter was $14.7 million, or $0.42 per diluted share, up 62.9 percent compared to $9.0 million, or $0.26 per diluted share, for the second quarter of 2013.

•	Cash flow from operations for the quarter was $12.3 million, compared to negative $498,000 for the second quarter of 2013.

•	Non-GAAP operating income for the quarter was $28.7 million, up 44.4 percent from $19.9 million for the second quarter of 2013.

•	Adjusted EBITDA for the quarter was $30.7 million, up 43.0 percent compared to $21.5 million for the second quarter of 2013.

•	Non-GAAP net income for the quarter was $18.4 million, or $0.52 per diluted share, up 50.2 percent compared to $12.2 million, or $0.36 per diluted share, for the second quarter of 2013.

•	Total backlog was $654.7 million at June 30, 2014, up 51.9 percent from $430.9 million at June 30, 2013. Software-related backlog (excluding appraisal services) was $619.1 million, an increase of 50.6 percent compared to $411.1 million at June 30, 2013.

•	The company repurchased approximately 294,000 shares of its common stock during the quarter at an average price of $77.57.

“This was the best quarterly performance in the company’s history by virtually any measure,” said John S. Marr Jr., Tyler’s president and chief executive officer. “License and royalty revenues grew by nearly 20 percent, while subscription revenues rose more than 50 percent for the second consecutive quarter. We achieved gross margin expansion of 150 basis points and operating margin expansion of 410 basis points, even as we continued to invest in long-term growth opportunities such as e-filing for courts.

- more -

Tyler Technologies Reports Earnings

for Second Quarter 2014

July 23, 2014

“In addition to record revenues and earnings, our bookings and backlog also reached new highs. Bookings for the quarter and the trailing 12 months grew 62.6 percent and 47.8 percent, respectively, and our backlog at June 30 rose 52 percent over last year. The total value of SaaS client contracts signed during the quarter was almost $18 million as we added 65 SaaS clients, a new quarterly high.

“During the second quarter we signed contracts for our Odyssey® case management solution with courts in 13 California counties, including Los Angeles and San Diego, two of the nation’s five largest counties. Bookings and win rates were very strong across all of our major product suites, which is indicative of Tyler’s market-leading competitive position in the local government space. More important, beyond the initial contract values reflected in current bookings, we expect these new contracts will generate long-term recurring revenue streams from maintenance or subscriptions, and in the case of most of the new courts contracts, transaction-based e-filing,” continued Mr. Marr.

“Our results in the first half of 2014 significantly exceeded our expectations, and because the outlook for the remainder of the year is increasingly positive, we are revising upward our revenue and earnings guidance to reflect that outlook,” Mr. Marr concluded.

Guidance for 2014

As of July 23, 2014, Tyler Technologies is providing the following full-year 2014 guidance:

•	Total revenues are expected to be in the range of $482 million to $489 million.

•	Diluted earnings per share are expected to be approximately $1.52 to $1.59.

•	Non-GAAP diluted earnings per share are expected to be approximately $1.95 to $2.02.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $15.0 million.

•	The effective tax rate is expected to be between approximately 38.0 percent and 40.0 percent.

•	Capital expenditures are expected to be between $12.0 million and $13.0 million, and total depreciation and amortization expense is expected to be between $14.5 million and $15.0 million, including approximately $6.5 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, July 24, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10048915. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call.

Participants who do not wish to pre-register for the call may dial in using 877-270-2148 (U.S. callers) or 412-902-6510 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through July 31, 2014. To access the replay, please dial 877-344-7529 (U.S. callers) or 412-317-0088 (international callers) and reference passcode 10048915. The live webcast and archived replay can also be accessed at www.tylertech.com.

- more -

Tyler Technologies Reports Earnings

for Second Quarter 2014

July 23, 2014

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 11,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes named Tyler one of “America’s Best Small Companies” seven times and the company has been included four times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently

- more -

Tyler Technologies Reports Earnings

for Second Quarter 2014

July 23, 2014

consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

14-56

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Software licenses and royalties	$12,083	$10,090	$23,315	$18,920
Subscriptions	20,934	13,863	41,441	27,336
Software services	30,128	24,085	54,435	44,546
Maintenance	51,951	46,639	102,191	92,689
Appraisal services	5,444	5,056	10,295	10,647
Hardware and other	3,831	3,355	5,320	4,749

Total revenues	124,371	103,088	236,997	198,887
Cost of revenues:
Software licenses and royalties	343	692	874	1,118
Acquired software	444	523	925	1,072
Software services, maintenance and subscriptions	58,274	48,833	113,273	95,215
Appraisal services	3,665	3,418	6,976	7,217
Hardware and other	3,087	2,580	3,861	3,378

Total cost of revenues	65,813	56,046	125,909	108,000
Gross profit	58,558	47,042	111,088	90,887
Selling, general and administrative expenses	27,419	24,971	52,786	47,617
Research and development expense	6,389	5,594	12,561	11,192
Amortization of customer and trade name intangibles	1,128	1,128	2,257	2,259

Operating income	23,622	15,349	43,484	29,819
Other expense, net	216	296	475	634

Income before income taxes	23,406	15,053	43,009	29,185
Income tax provision	8,666	6,006	16,386	11,645

Net income	$14,740	$9,047	$26,623	$17,540

Earnings per common share:
Basic	$0.45	$0.29	$0.81	$0.55

Diluted	$0.42	$0.26	$0.75	$0.51

Weighted average common shares outstanding:
Basic	32,918	31,617	32,876	31,670
Diluted	35,161	34,290	35,289	34,279

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$58,558	$47,042	$111,088	$90,887
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	513	343	1,026	679
Add: Amortization of acquired software	444	523	925	1,072

Non-GAAP gross profit	$59,515	$47,908	$113,039	$92,638

Non-GAAP gross margin	47.9%	46.5%	47.7%	46.6%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$23,622	$15,349	$43,484	$29,819
Non-GAAP adjustments:
Add: Share-based compensation expense	3,539	2,903	7,002	5,478
Add: Employer portion of payroll tax related to employee stock transactions	—	—	24	—
Add: Amortization of acquired software	444	523	925	1,072
Add: Amortization of customer and trade name intangibles	1,128	1,128	2,257	2,259

Non-GAAP adjustments subtotal	$5,111	$4,554	$10,208	$8,809

Non-GAAP operating income	$28,733	$19,903	$53,692	$38,628

Non-GAAP operating margin	23.1%	19.3%	22.7%	19.4%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$14,740	$9,047	$26,623	$17,540
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	5,111	4,554	10,208	8,809
Less: Tax impact related to non-GAAP adjustments	(1,485)	(1,375)	(3,025)	(2,654)

Non-GAAP net income	$18,366	$12,226	$33,806	$23,695

Non-GAAP earnings per diluted share	$0.52	$0.36	$0.96	$0.69

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$513	$343	$1,026	$679
Selling, general and administrative expenses	3,026	2,560	5,976	4,799

Total share-based compensation expense	$3,539	$2,903	$7,002	$5,478

Reconciliation of adjusted EBITDA
GAAP net income	$14,740	$9,047	$26,623	$17,540
Amortization of customer and trade name intangibles	1,128	1,128	2,257	2,259
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,497	2,231	5,024	4,422
Interest expense included in other expense, net	144	164	287	374
Income tax provision	8,666	6,006	16,386	11,645

EBITDA	$27,175	$18,576	$50,577	$36,240

Share-based compensation expense	3,539	2,903	7,002	5,478

Adjusted EBITDA	$30,714	$21,479	$57,579	$41,718

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$88,092	$78,876
Short-term investments available-for-sale	800	—
Accounts receivable, net	144,234	106,570
Other current assets	20,147	24,030
Deferred income taxes	7,759	7,759

Total current assets	261,032	217,235
Accounts receivable, long-term portion	1,127	588
Property and equipment, net	67,160	64,844
Non-current investments available-for-sale	—	1,288
Other assets:
Goodwill and other intangibles, net	156,815	159,997
Other	683	536

Total assets	$486,817	$444,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,186	$35,372
Deferred revenue	184,578	156,738

Total current liabilities	215,764	192,110
Deferred income taxes	4,574	6,059
Shareholders’ equity	266,479	246,319

Total liabilities and shareholders’ equity	$486,817	$444,488

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$26,623	$17,540
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	7,281	6,681
Share-based compensation expense	7,002	5,478
Excess tax benefit from exercise of share-based arrangements	(3,206)	(5,661)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(8,872)	(7,452)

Net cash provided by operating activities	28,828	16,586

Cash flows from investing activities:
Proceeds from sales of investments	8	25
Cost of acquisitions, net of cash acquired	—	(181)
Additions to property and equipment	(6,477)	(13,839)
Decrease in other	335	295

Net cash used by investing activities	(6,134)	(13,700)

Cash flows from financing activities:
Purchase of treasury shares	(22,815)	—
Contributions from employee stock purchase plan	2,014	1,634
Proceeds from exercise of stock options	4,117	4,481
Decrease in net borrowings on revolving line of credit	—	(18,000)
Excess tax benefit from exercises of share-based arrangements	3,206	5,661

Net cash used by financing activities	(13,478)	(6,224)

Net increase (decrease) in cash and cash equivalents	9,216	(3,338)
Cash and cash equivalents at beginning of period	78,876	6,406

Cash and cash equivalents at end of period	$88,092	$3,068